                                                                   EXHIBIT 10.23

                         AGREEMENT TO PURCHASE ASSETS
                         ----------------------------

     This Agreement to Purchase Assets (the "Agreement") is made and entered into on August 26, 1997, by and among ACADEMIC REVIEW, INC., an Illinois corporation ("Purchaser"), ACADEMIC REVIEW, INC., a California corporation ("Seller"), and STEVEN H. SANTINI ("Santini"), with respect to the following facts:

     A. Seller is engaged in the business (the "Business") of creating, producing and delivering instructional courses, materials and products designed to assist individuals in preparing for and passing a variety of professional and other practice examinations administered nationally, regionally, or by individual states or local jurisdictions.

     B. Santini is the sole shareholder of Seller, and Santini is responsible for and the beneficiary of this Agreement as the sole shareholder and owner of Seller and the Business.

     C. Seller currently delivers its products to its customers in the form of classroom instruction, printed materials, audio cassettes, computer media, or some combination thereof.

     D. Subject to the terms and conditions contained herein, and subject to the completion of Purchaser's due diligence, Purchaser wishes to purchase from Seller, and Seller wishes to sell to Purchaser, substantially all the operating assets of the Business.

     NOW, THEREFORE, in consideration of the premises and the mutual promises and agreements contained herein, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

     1.    Sale and Purchase.  Seller hereby agrees to sell to Purchaser, and
           -----------------
Purchaser hereby agrees to purchase from Seller, the assets described in Section 3 below, for the purchase price set forth in Section 6 below, on the payment terms set forth in Section 7 below, pursuant and subject to all the terms and conditions of this Agreement, free and clear of all security interests, claims, liens, encumbrances, equities, liabilities and other charges and interest of others of any nature whatsoever, except for the Assumed Liabilities (as defined in Section 5.2 below).

     2.    Date of Sale and Purchase.  The sale and purchase hereunder shall
           -------------------------
take place and shall be effective before the opening of business on August 27, 1997, or on such other date as may be determined by unanimous agreement of the parties (the "Closing Date").

     3.    Assets Sold and Purchased.  The assets sold and purchased hereunder
           -------------------------
(the "Assets") shall consist of all of Seller's interest to and in all the properties and assets of the, Seller as a going business of every kind, nature, and description whatsoever, tangible and intangible, real and personal, specifically including (without limitation) all properties and assets used in and necessary to conduct the Business in the normal course in its present form, whether or not specifically listed herein and whether or not reflected on Seller's balance sheet or other financial statements required to be furnished hereunder or on any exhibits attached to this Agreement. Without limiting the foregoing, the Assets shall include, but shall not be limited to:

          3.1 Exclusive right and title to the name, trademark and service mark "Academic Review," "Academic Review, Inc." and any other trademarks, trade names, service marks. assumed names and other intellectual property.

          3.2. All copyrights, any pending applications for copyrights and copyrighted materials published under the name "Academic Review" or "Academic Review, Inc."

          3.3. All non-copyrighted materials which have been or may be utilized in the conduct of the Business (such as advertising text, brochures, flyers, etc.) or which have been prepared by or on behalf of Seller.

          3.4. All research materials prepared by or on behalf of, or in the possession of Seller including without limitation materials which may be necessary to maintain, upgrade and improve the products of the Business.

          3.5. All products produced for or on behalf of Seller, and all products currently under development.

          3.6. All rights under any employment agreements with current employees of the Business, and/or contracts with such professional consultants as may be used to maintain, update or deliver the Business's products to its customers, except as may be specifically excluded; all contract rights of Seller except as may be specifically excluded.

          3.7.    All physical inventories.

          3.8. All printing, binding, and pre-press equipment and other manufacturing machinery (excluding the specifically identified commercial printing equipment described in Schedule 4 attached) used in the preparation and
                                ----------
manufacture of the Business's products.

          3.9. All office furniture, supplies, computer equipment, and such other equipment as have been or may be utilized in the conduct of the Business.

          3.10. All lead, prospect, mailing lists, customer files, and similar items, both current and historic.

          3.11.   All vendor files and contracts.

          3.12. Covenants not to compete or non-competition agreements owned by the Business.

          3.13. Seller's and Santini's agreements not to compete, as set forth in Section 12 herein.

          3.14. Copies of Seller's past and current records as may exist on the Closing Date, including without limitation, those related to the operation of the Business, but excluding any records which may relate to the Excluded Assets (defined below) and Excluded Liabilities (defined below).

          3.15.  Seller's goodwill and goodwill of the Business.

          3.16.  Subject to Section 8.4 below, all accounts receivable.

     4.   Excluded Assets.  Notwithstanding anything to the contrary in this
          ---------------
Agreement, Seller shall not sell to Purchaser and Purchaser shall not purchase from Seller, the assets, properties, interests and/or rights of Seller specifically identified on Schedule 4 and Schedule 4.1 attached hereto and
                           ----------     ------------
incorporated by reference (the "Excluded Assets").

     5.   Liabilities.
          -----------

          5.1.    Excluded Liabilities.  Except as set forth in Section 5.2
                  --------------------
below, Purchaser is not assuming and shall not be responsible or liable for any liabilities, debts, obligations, contracts or agreements of Seller of any kind or nature whatsoever, whether fixed or contingent, and whether known or unknown (the "Excluded Liabilities"). The Excluded Liabilities shall include, without limitation, the following:

                  5.1.1. Seller's accounts payable as of the day before the Closing Date actually existing as of the day before the Closing Date and that arise at any time as a result of actions occurring prior to the Closing Date.

                  5.1.2. Any and all tax liabilities arising for whatever reason which may exist as of the day before the Closing Date, or which may occur on or after the Closing Date, but as a result of activities of the Business prior to the Closing Date.

                  5.1.3. Liabilities arising on account of any and all claims, disputes, lawsuits, or liabilities arising from the administrative actions of governmental units, as such liabilities may exist on the day before the Closing Date, or which may occur on or after the Closing Date, but as a result of activities of the Business prior to the Closing Date.

                  5.1.4. Obligations on notes to banks, equipment leases, employee obligations, obligations to vendors, and any other obligations which are not specifically assumed.

                  5.1.5.    Any leases of real or personal property.

                  5.1.6. Accrued pension plan contributions, vacation pay, sick pay, other employee benefits and retiree medical expenses.

                  5.1.7. All obligations on the lease or purchase of the Heidelberg press and any other Excluded Assets.

          5.2.   Assumed Liabilities.  Notwithstanding anything to the contrary
                 -------------------
in Section 5.1 above, as partial consideration for the transactions described herein. Purchaser shall specifically assume and be responsible and liable for the liabilities, debts, obligations, contracts and agreements specifically identified on Schedule 5.2 attached hereto and incorporated by reference in each
              ------------
case only as to the total dollar amount set forth with respect to each liability on Schedule 5.2 in the event a dollar amount is specified for such liability
   ------------
(the "Assumed Liabilities"), including without limitation, Seller's obligations under executory contracts existing as of the Closing Date and listed on Schedule
                                                                        --------
5.2 to provide services in workshops, seminars and courses, and to provide study
---
materials and other products and materials pursuant to the terms of each such executory contract. A true and complete copy of each such written executory contract shall be attached to Schedule 5.2.
                              ------------

          5.3.   Discharge of Assumed Liabilities.  Purchaser shall timely pay
                 --------------------------------
or otherwise timely and properly discharge or satisfy any and all Assumed Liabilities according to the terms of such Assumed Liabilities.

          5.4.   Discharge of Excluded Liabilities.  Santini and/or Seller shall
                 ---------------------------------
timely pay or otherwise timely and properly discharge or satisfy any and all Excluded Liabilities according to the terms of such Excluded Liabilities.

     6.   Purchase Price.  Subject to Section 8 below, the purchase price (the
          --------------
"Purchase Price") for the Assets sold and purchased hereunder shall be the sum of:

          6.1. Two Million Three Hundred Thousand and 00/100 Dollars ($2,300,000.00); plus

          6.2. The amount of the Assumed Liabilities that were incurred and relate or are attributable to periods ending prior to the Closing Date.

     7.   Terms of Purchase. The Purchase Price shall be paid as follows:
          -----------------

          7.1.   Assumed Liabilities.  The Assumed Liabilities shall be assumed
                 -------------------
by Purchaser as of the Closing Date.

          7.2.   Payment at Closing.  The amount of Two Million Two Hundred
                 ------------------
Seventy-Five Thousand and 00/100 Dollars ($2,275,000.00) shall be paid by Purchaser to Seller in immediately available funds on the Closing Date.

          7.3.   Payment into Escrow; Terms of Escrow.
                 ------------------------------------

                 7.3.1. The remaining Twenty-Five Thousand and 00/100 Dollars ($25,000.00) of the Purchase Price shall be paid by Purchaser in immediately available funds to Frederick P. Muller, Inc., a California professional law corporation (the "Escrow Agent") for deposit into a segregated interest-bearing account (the "Escrow Account") to be governed by the terms of this Section 7.3 pending resolution by the parties of the adjustments required by Section 8 of this Agreement.

          7.3.2. The Escrow Agent shall not pay to any person any amount held by the Escrow Agent hereunder or release any funds from the Escrow Account except upon the joint agreement and written direction of Seller and Purchaser.

          7.3.3. All interest earned during any calendar year on amounts held in the Escrow Account shall be deemed to be earned by and taxable to Seller. In furtherance thereof, the Escrow Agent shall issue to Seller a Form 1099-INT with respect to such calendar year in the amount of such interest.

          7.3.4. All costs and expenses of the Escrow Account and the Escrow Agent shall be borne and paid solely by Seller and Santini.

          7.3.5. In the event the Escrow Agent resigns as escrow agent, or the Escrow Agent is, for whatever reason, unable to serve as escrow agent hereunder, Purchaser and Seller shall mutually agree on and appoint a new Escrow Agent. Such new Escrow Agent shall succeed to any funds then held in the Escrow Account and shall agree to be bound by the terms of this Section 7.3.

          7.3.6. Seller and Santini shall indemnify the Escrow Agent and the Escrow Agent's officers, directors and employees against, and hold the Escrow Agent and the Escrow Agent's officers, directors and employees harmless from, all costs and expenses incurred by the Escrow Agent in furtherance of its duties and obligations hereunder, except for the Escrow Agent's fraud, willful neglect or gross negligence.

     8.  Adjustments.
         -----------

         8.1.    Adjustment Items.  Within thirty (30) days after Closing,
                 ----------------
Purchaser and Seller each shall prepare and deliver to each other an accounting showing, any proposed adjustments to the items described in this Section 8. Within thirty (30) days of such delivery, Purchaser and Seller shall agree upon the adjustments to be made pursuant to such accountings. In the event Purchaser and Seller do not agree by the end of that period, the provisions of Section 26 of this Agreement regarding mediation and arbitration shall be implemented.

         8.2.    Payment.  Except as provided in Sections 8.3 and 8.4 below, the
                 -------
amount of any adjustment shall be paid in cash by Purchaser to Seller, or by Seller to Purchaser, as the case may, within thirty (30) days after Purchaser and Seller agree on the amount of the adjustment.

         8.3.    Future Courses.  The adjustments shall include the amount of
                 --------------
(a) all prepayments received by Seller prior to the Closing Date for or on account of courses, workshops, seminars, products or materials to be presented or provided on or after the Closing Date, and (b) the amount of all costs and expenses paid by Seller prior to the Closing Date for or on account of such courses, workshops, seminars, products and materials. For the purpose of this
Section 8.3, all workshop deposits shall be treated as payment in full for the written materials provided with such workshop, and this Section 8.3 shall not apply to any workshop deposit received before the Closing Date if the written materials provided with such workshop are shipped before the Closing Date. Any excess of costs and expenses paid over prepayments received, or excess of prepayments received over costs and expenses paid, as the case may be, shall be paid pursuant to Section 8.5 below.

          8.4.    Accounts Receivable.  The aggregate of any payments on
                  -------------------
accounts receivable (including purchase or other orders received before the Closing Date for products, materials or services if the products or materials were shipped or such services were fully performed fully before the Closing Date, but such purchase or other orders were not paid before the Closing Date) received by Purchaser within one year after the Closing Date shall, if retained by Purchaser, be paid pursuant to Section 8.5 below. In applying payments received to accounts receivable generated as of varying dates, if the customer specifies the particular invoice or bill to which a payment relates, the payment will be applied to such invoice or bill. In the absence of any specification, the payments will be applied first to the invoice or bill outstanding for the longer period of time.

          8.5.    Payment of Future Course and Accounts Receivable Adjustments.
                  ------------------------------------------------------------
Purchaser and Seller shall compute the net amount of the adjustments required by Sections 8.3 and 8.4 above, and the net amount owed by Seller to Purchaser, or by Purchaser to Seller, as the case may be.

                  8.5.1. If, as a result of such computation, Seller owes to Purchaser an amount in excess of the amount then in the Escrow Account (including interest), (a) Purchaser and Seller shall jointly direct the Escrow Agent in writing to pay all funds in the Escrow Account to Purchaser, and (b) Seller shall forthwith pay to Purchaser in cash the difference between the amount owed by Seller to Purchaser and the amount paid to Purchaser from the Escrow Account.

                  8.5.2. If, as a result of such computation, Seller owes to Purchaser an amount that is less than the amount then in the Escrow Account (including interest), Purchaser and Seller shall jointly direct the Escrow Agent in writing to pay to Purchaser an amount equal to the amount owed by Seller to Purchaser, and to pay the remaining funds in the Escrow Account to Seller.

                  8.5.3. If, as a result of such computation, Purchaser owes any amount to Seller, (a) Purchaser and Seller shall jointly direct the Escrow Agent in writing to pay all funds in the Escrow Account to Seller, and (b) Purchaser shall forthwith pay to Seller in cash the amount owed by Purchaser to Seller.

     9.   Allocation of Purchase Price.  The Purchase Price shall be allocated
          ----------------------------
among the Assets as set forth in Schedule 9 attached hereto and incorporated by
                                 ----------
reference, to be completed prior to the Closing Date, and this allocation shall be binding on the parties for all purposes, including the determination and reporting of any federal or state income tax liability of the parties.

     10.  [Reserved]

     11.  Title and Possession.  Title to the Assets shall be transferred from
          --------------------
Seller to Purchaser on the Closing Date. Seller shall execute and deliver to Purchaser a bill of sale and such duly executed endorsements, assignments and other instruments (collectively, the "Transfer Documents") as are necessary to vest in Purchaser good and marketable title to the Assets, free and clear of all security interests, claims, liens, encumbrances, equities, liabilities and other charges and interest of others of any nature whatsoever. The form of the bill of sale to be executed by Seller is attached hereto as Exhibit A and incorporated by reference. Purchaser shall be entitled
          ---------
to possession of the Assets on the Closing Date.

     12.   Agreement Not to Compete.
           ------------------------

           12.1.   Agreement.  In recognition of the irreparable harm which will
                   ---------
be done to the value of the Business should Seller or Santini re-engage in a business similar to the Business, and for the consideration, as herein granted, Santini and Seller hereby agree, and Santini hereby agrees to cause Seller, to not engage in any business, directly or indirectly, in competition with the Business as an owner, shareholder, investor, advisor, employee, consultant or any other manner, on a full-time or part-time basis, for compensation or not, or for any other consideration, for so long as Purchaser, or any person deriving tide to the goodwill of the Business from Purchaser, or ten (10) years from the Closing Date, whichever occurs first, in each county of California as specified in Schedule 12.1 (a) attached hereto and incorporated by reference, and in each
   -----------------
county of the United States, as specified in Schedule 12.1(b) attached hereto
                                             ----------------
and incorporated by reference. The area within which Seller and Santini shall be subject to this agreement not to compete shall include any area in which Seller has conducted its business in the United States up to the Closing Date, and any area designated by Purchaser on Schedule 12.1(c) attached hereto and
                                ----------------
incorporated by reference as an area in which Purchaser intends to initiate Seller's business.

           12.2.   Family Members.  Seller and Santini further agree that any
                   --------------
person related, on or after the Closing Date (by blood or marriage), to Santini, or to any officer or shareholder of Seller, including present or future spouses and children (natural, by marriage or adoption), shall likewise be bound by the agreement not to compete set forth in Section 12.1 above. Should a person described in the preceding sentence violate this Agreement, Seller and Santini agree that it will be construed as if Seller and Santini jointly and severally violated the agreement not to compete and the liquidated damages provided for in
Section 12.6 below shall become due and payable.

           12.3.   Exclusion of Software Development Business. Purchaser, Seller
                   ------------------------------------------
and Santini agree that any activities of Seller and/or Santini in the software development business, whether commercial or retail, excluding any test preparation software development, shall not be considered a violation of the agreement not to compete set forth in this Section 12. Any such software shall be unrelated to the Business, as the Business exists on the Closing Date.

           12.4.   Exclusion of Continuing Education Business. Purchaser, Seller
                   ------------------------------------------
and Santini agree that Seller and/or Santini and/or any entity controlled by Seller or Santini shall be permitted to develop and provide continuing education courses, workshops, seminars, tapes, products and materials in any and all fields whatsoever, including fields that are competitive with the Business, and such activities shall not be considered a violation of the agreement not to compete set forth in this Section 12. For this purpose, the term "continuing education" means and includes courses, workshops, seminars, tapes, products and materials intended to further the education of individuals who have already obtained a license or passed a professional examination and to prepare them for license renewals, but does not include preparation for licensure or professional examinations. In connection with any such continuing education activity, Purchaser acknowledges that Seller and/or Santini and/or any entity controlled by Seller or Santini may use the name "Association for Continuing Education."

          12.5.   Consideration.  As consideration for the agreement not to
                  -------------
compete set forth in this Section 12, Purchaser shall pay the amount of Fifty Thousand and 00/100 Dollars ($50,000.00) to Santini in immediately available funds on the Closing Date.

          12.6.   Liquidated Damages.  Purchaser, Seller and Santini acknowledge
                  ------------------
and agree that it would be impractical or extremely difficult to determine Purchaser's or its assignees' actual damages in the event of a breach by Seller and/or Santini of this agreement not to compete and, taking into account all the circumstances existing on the date of this Agreement, the sum of One Million and 00/100 Dollars ($1,000,000.00) is a reasonable estimate of Purchaser's actual damages in such event. Consequently, in the event of a breach by Seller and/or Santini of this agreement not to compete, Purchaser shall be entitled to liquidated damages in the sum of One Million and 00/100 Dollars ($1,000,000.00).

          12.7.   Equitable Remedies.  Purchaser, or its assigns, shall also be
                  ------------------
entitled to seek specific performance and injunctive relief to prevent further breach by Seller and/or Santini of this agreement not to compete.

          12.8.   Exception For AATBS Business.  Notwithstanding anything to the
                  ----------------------------
contrary in this Section 12, Santini's conduct of the business of Association For Advanced Training in the Behavioral Sciences ("AATBS") subsequent to and as a consequence of Santini's foreclosure on, repossession of, or other acquisition of the business of AATBS after the Closing Date, shall not be considered a violation of the agreement not to compete set forth in this Section 12.

     13.  Closing.
          -------

          13.1.   Time and Place.  The closing (the "Closing") of the
                  --------------
transactions contemplated by this Agreement shall take place on the Closing Date at the offices of American Schools of Professional Psychology, 20 South Clark Street, Chicago, Illinois, or at such other place or time as may be determined by mutual agreement of the parties but in no event later than October 1, 1997.

           13.2.  Deliveries By Seller.  At the Closing, Seller shall deliver to
                  --------------------
Purchaser:

                  13.2.1. If not previously executed and delivered by Seller, this Agreement, duly executed by Seller.

                  13.2.2.  The Transfer Documents, duly executed by Seller.

                  13.2.3. All other previously undelivered documents required to be delivered by Seller to Purchaser on or prior to the Closing Date pursuant to this Agreement, and all documents reasonably deemed necessary by Purchaser's counsel to effectuate the transactions contemplated herein, including assignments of contract rights.

                  13.2.4. A Certificate of Good Standing for Seller, certifying that Seller is a corporation in good standing under the laws of the State of California.

                  13.2.5. Duly executed and authorized Certificates of Amendment to the Articles of Incorporation of Seller changing Seller's corporate name to "Advanced Commercial Graphics," in form acceptable for filing with the California Secretary of State; and forms abandoning or assigning the right to the name "Academic Review" wherever used by Seller.

           13.3.  Deliveries By Santini.
                  ---------------------

                  13.3.1. If not previously executed and delivered by Santini, this Agreement, duly executed by Santini.

                  13.3.2. All other previously undelivered documents required to be delivered by Santini to Purchaser on or prior to the Closing Date pursuant to this Agreement, and all documents reasonably deemed necessary by Purchaser's counsel to effectuate the transactions contemplated herein.

           13.4.  Deliveries By Purchaser.
                  -----------------------

                  13.4.1. If not previously executed and delivered by Purchaser, this Agreement, duly executed by Purchaser.

                  13.4.2. The amount of Two Million Two Hundred Seventy-Five Thousand and 00/100 Dollars ($2,275,000.00), payable to Seller in immediately available funds and the amount of Twenty-Five Thousand and 00/100 Dollars ($25,000) payable to the Escrow Agent in immediately available funds.

                  13.4.3. The amount of Fifty Thousand and 00/100 Dollars ($50,000.00), payable to Santini in immediately available funds.

                  13.4.4. All previously undelivered documents required to be delivered by Purchaser to Seller and/or Santini on or prior to the Closing Date pursuant to this Agreement.

     14.   Release of Liability For Personal Injury.  Notwithstanding anything
           ----------------------------------------
to the contrary in this Agreement, Seller shall not have any liability on or after the Closing Date for any personal injury to any employee of the Business as conducted by Purchaser on or after the Closing Date resulting from the operation of any equipment or other assets conveyed by Seller to Purchaser hereunder.

     15.   Due Diligence Investigation.
           ---------------------------

           15.1.   Right of Review and Access.  During the period beginning on
                  --------------------------
April 1, 1997 and ending on the day before the Closing Date, American Education Corporation, an Illinois corporation ("AEC"), Purchaser, and their authorized officers, employees, agents and representatives shall have the right to review and inspect all of Seller's financial and other records relating to the Business. AEC and Purchaser shall have the right to inspect the premises where the Business is conducted and interview employees of the Business with respect to matters reasonably relating to the Business and the performance of the employees in the Business. Seller shall afford AEC and Purchaser access to the Premises for the purpose of the foregoing review and inspection on reasonable notice during regular business hours. Seller and Santini acknowledge that any such investigations shall be independent of and in addition to their representations and warranties set forth herein and that Purchaser may continue to rely upon the accuracy and completeness of such representations and warranties at the Closing of the transactions herein contemplated and thereafter.

          15.2.   Nondisclosure Agreement.  AECs and Purchaser's review and
                  -----------------------
inspection pursuant to Section 15.1 above shall be governed by and subject to that certain Nondisclosure Agreement (the "Nondisclosure Agreement") dated February 3, 1997, by and between, among others, Seller and AEC. A copy of the Nondisclosure Agreement is attached hereto as Exhibit B and incorporated by
                                              ---------
reference.


     16.  Obligations of Seller Before Closing Date.  During the period
          -----------------------------------------
beginning on the date of this Agreement and ending on the Closing Date, Santini and Seller covenant as follows:

          16.1.   Conduct of Business.  Seller shall conduct the Business
                  -------------------
diligently and substantially in the same manner as heretofore conducted. Except as set forth on Schedule 16.1 attached hereto and incorporated by reference,
                -------------
Seller shall not acquire any capital assets having an aggregate value of more than Ten Thousand and 00/100 Dollars ($10,000.00) or acquire any capital stock or equity of any corporation or other entity, or enter into any other material activities or transactions without the written consent of Purchaser, shall not substitute or exchange any assets used in the Business except in the ordinary course of business, shall diligently preserve its existing licenses, permits, franchises, rights and privileges pertinent to the Business and credit arrangements with banks and other financial institutions, shall diligently preserve intact its business organization and retain its present employees, shall diligently preserve its goodwill and relationships with suppliers, customers, vendors and others with whom it deals, and shall use best efforts to continue to develop the Business.

          16.2.   Compensation.  Except as set forth on Schedule 16.2 attached
                  ------------                          -------------
hereto and incorporated by reference, Seller shall not grant any increases in wage or salary rates, or authorize the payment of bonuses, to its employees, officers or directors.

          16.3.   Notice.  Seller shall give Purchaser prompt written notice of
                  ------
any fact which, if existing or known on the date of this Agreement, would have been required to be set forth or disclosed in this Agreement, which does or with the passage of time will render materially inaccurate any representation, warranty, covenant or agreement of Seller made in or pursuant to this Agreement.

     17.  Representations and Warranties of Seller and Santini.  Seller and
          ----------------------------------------------------
Santini, jointly and severally, represent and warrant to Purchaser that, as of the Closing Date:

          17.1.   Corporate Organization; Power, Good Standing.  Seller is a
                  --------------------------------------------
corporation duly organized, validly existing, and in good standing under the laws of the state of its incorporation and has the corporate power to carry on its business as it is being conducted. Seller has the corporate power to enter into and perform its obligations under this Agreement.

          17.2.   Authorization.  The execution, delivery and performance of
                  --------------
this Agreement by Seller and the consummation of the transactions contemplated hereby have been duly authorized and approved by all requisite action on the part of Seller and no other proceedings by Seller are necessary to authorize and approve this Agreement and the consummation of the transactions contemplated hereby, and to make this Agreement valid and binding upon and enforceable against Seller in accordance with the terms hereof or to carry out the transactions contemplated hereby. Seller shall deliver to Purchaser on or before the Closing Date certified copies of directors and shareholders resolutions authorizing and approving the transactions contemplated hereby.

          17.3.  Execution; Delivery; Binding Effect.  This Agreement has been
                 -----------------------------------
duly executed and delivered by Seller and Santini and constitutes the legal, valid and binding obligation of Seller and Santini enforceable against Seller and Santini in accordance with its terms.

          17.4.  Financial Information.  Financial information relating to the
                 ---------------------
Business, in the form of, but not limited to income statements and balance sheets for prior and current periods, notes, bank statements and representations, have been provided by Seller previously and during Purchaser's due diligence investigation period prior to the Closing Date (collectively, the "Financial Statements"). The most recent annual balance sheet dated December 31, 1996 and the income statement for the period then ended, and the most recent interim balance sheet dated June 30, 1997 and the income statement for the period then ended (collectively, the "Recent Financial Statements") are attached hereto as Schedule 17.4. The Financial Statements are in accordance with the
          -------------
books and records of Seller and present fairly on the cash method of accounting and in accordance with generally accepted accounting principles, consistently applied throughout the periods involved. the financial condition and results of operations of Seller as of the respective dates thereof and for the respective periods covered thereby. The books, records, and accounts of Seller maintained with respect to its business maintained on the cash method of accounting, are complete in all material respects and present fairly and accurately transactions, assets and liabilities of Seller with respect to its business.

          17.5.  Absence of Undisclosed Liabilities.  Except as and to the
                 ----------------------------------
extent reflected or reserved against in the Recent Financial Statements, or otherwise described in Schedule 17.5 hereto, and except for liabilities
                       -------------
occurring in the ordinary course of business subsequent to June 30, 1997, Seller has no liabilities or obligations of any nature, whether absolute, accrued, contingent or otherwise and whether due or to become due, including, without limitation, any liabilities for federal or state taxes in respect of or measured by income or for a federal, state or local environmental law or ordinance violation.

           17.6. No Changes.  Since June 30, 1997, except as described in
                 ----------
Schedule 17.6 hereto.
-------------

                 17.6.1. there have been no changes in the assets, liabilities, financial condition, business, operations, affairs or prospects of Seller from those reflected in the Recent Financial Statements, except changes reflected in such statements or occurring in the ordinary course of business, which have, either in any case or in the aggregate, a Material Adverse Effect, as defined herein;

                 17.6.2. neither the business, operations, affairs or prospects of Seller, nor any of its properties or assets, has been materially adversely affected by any occurrence or development, whether or not insured against;

               17.6.3. there have been no declarations or payments of any dividends or other distributions in respect of, or any direct or indirect retirement, redemption, purchase or other acquisition of, any shares of its common stock by Seller; and

               17.6.4. Seller has not obligated itself in any way with respect to the payment of employee bonuses or increased compensation or the providing of any other compensatory arrangement, whether current or deferred, and whether payable in cash or other consideration; nor obligated itself to make further additions to its business properties or further purchases of additional equipment, except in the ordinary course of business or under existing contractual commitments the terms of which have been disclosed to Purchaser in a schedule appended hereto; nor made any loans or other advances (other than in exchange for consideration having an equivalent value) to any of its officers, directors or shareholders, as applicable; nor incurred or canceled any indebtedness, encumbered any of its properties or assets, or engaged in any material transaction not in the ordinary course of its business.

        17.7.  No Conflicts.  The execution, delivery and performance by Seller
               ------------
of this Agreement and the consummation of the transactions contemplated hereby will not:

               17.7.1. violate any provision of law, rule, regulation, order, judgment or decree of any governmental, administrative or judicial authority applicable to Seller that would, individually or in the aggregate, have a material adverse effect on the financial condition, results of operations or reasonable business prospects of the Business (referred to hereinafter as a "Material Adverse Effect");

               17.7.2. require any consent or approval of, filing of notice to, any governmental or regulatory authority under any provision of law applicable to Seller;

               17.7.3. violate any provision of the Articles of Incorporation or Bylaws of Seller; or

               17.7.4. require any consent (other thari consents that have already been obtained), approval or notice under, or conflict with, or result in the breach or termination of, or constitute a default under, or result in the acceleration of the performance by Seller under, any indenture, mortgage, deed of trust, lease, license, franchise, contract, agreement, or other instrument to which Seller is a party or by which it or any of its properties or assets is bound or encumbered that would have, individually or in the aggregate, a Material Adverse Effect.

        17.8.  Absence of Changes Other Than In Ordinary Course. For the past
               ------------------------------------------------
four years, the Business has been operated only in the usual and ordinary course of business consistent with prior practice.

        17.9.  Title to Assets.  Seller has good, valid and marketable title to
               ---------------
all the Assets and the Assets are held free and clear of all material title defects, liens, encumbrances and restrictions, except liens for current taxes and assessments not yet due and payable.

           17.10. Leases.  Except for the Premises Lease, Seller is not a party
                  ------
to any leases of real or personal property.

           17.11. Intellectual Property Matters.  Schedule 17.11 attached hereto
                  -----------------------------   --------------
and incorporated by reference lists all trademarks, service marks, trade names and copyrights used in the Business. Seller owns or, as specified on Schedule
                                                                      --------
17.11, has the right to use all trademarks, service marks, trade names and
-----
copyrights used in or necessary in operating the Business in the ordinary course of business and, to the best knowledge of Seller, the consummation of the transactions contemplated hereby will not impair the exploitation or use of any such rights by Purchaser. Schedule 17.11 includes a copy of any license or other
                          --------------
document granting Purchaser the right to use any such trademark, service mark, trade name or copyright used by it, and each such license or document has been assigned to Purchaser. To the best knowledge of Seller, all trademarks, service marks. trade names and copyrights owned by Seller, all applications or registrations thereof, all licenses and other agreements relating thereto, and all agreements relating to the use of technology, know-how or processes do not violate or infringe any patent, trademark, trade name, copyright, technology, know-how or process, or other proprietary or trade rights of any third party. To the best knowledge of Seller and Santini, there is no material infringement by any third party of any trademark, service mark, trade name or copyright owned or licensed by Seller.

           17.12. Litigation.  Except as set forth on Schedule 17.12 attached
                  ----------                          --------------
hereto and incorporated by reference, there are no suits, actions, claims, proceedings or investigations, investigations pending or, to the best knowledge of Seller, threatened, against Seller before any court, arbitrator or administrative or governmental body, United States or foreign, which, if finally determined adversely, is likely, individually or in the aggregate, to have a Material Adverse Effect on the Assets.

           17.13. Condition of Assets.  All the Assets are in good operating
                  -------------------
condition, order and repair, ordinary wear and tear excepted and, to the best knowledge of Seller, are operated in conformity with all applicable laws and regulations.

           17.14. Adequacy of Assets.  Other than bookkeeping, management,
                  ------------------
administrative and other services provided by Seller and services of certified public accountants and attorneys contracted for by Seller, the Assets constitute all the assets necessary to operate the Business in the ordinary course of business from and after the Closing Date.

           17.15. Insolvency.  Seller is not insolvent, its liabilities do not
                  ----------
exceed its assets, it is paying its debts as they come due and the transactions contemplated by this Agreement will not cause insolvency of the Business.

           17.16. Licenses.  Seller and its employees have all governmental
                  --------
licenses and permits (federal, state and local) necessary for the conduct of the business as now carried on by Seller and such licenses are in full force and effect. No violations are or have been recorded in respect of any such licenses or permits and no proceeding is pending or threatened concerning the revocation or limitation of any such license or permit.

          17.17.  Compliance With Applicable Laws.  To the best of Seller's
                  -------------------------------
knowledge, Seller and Santini have complied with all federal, state and local laws, statutes, rules, regulations, ordinances, licenses and orders presently in effect, applicable to the operation of the Business conducted by Seller. Seller has not taken any action, or failed to take any action, which action or failure will or would, in any way, preclude or prevent Purchaser from operating the Business after the Closing in the same general manner as theretofore operated by Seller.

          17.18.  Broker and Finders.  Neither Seller, Santini, or any person
                  ------------------
acting on behalf of Seller or Santini, has employed any broker, agent or finder or incurred any liability for any broker's fees, agent's commissions, finder's fees or sirrilar payments in connection with the transactions contemplated hereby.

          17.19.  Employee Benefits.
                  -----------------

                  (i) Schedule 17.19 hereto lists each Employee that Seller
                      --------------
     maintains or to which it contributes.

                      (A) Each such Employee Benefit Plan (and each related trust, insurance contract, or fund) complies in form and in operation in all respects with the applicable requirements of ERISA, the Internal Revenue Code of 1986, as amended (the "Code"), and other applicable laws.

                      (B) All required reports and descriptions (including Form 5500 Annual Reports, Summary Annual Reports, PBGC-1s, and Summary Plan Descriptions as those forms and reports are established under ERISA) have been filed or distributed appropriately with respect to each such Employee Benefit Plan. The requirements of Part 6 of Subtitle B of Title I of ERISA and of Code Section 4980B have been met with respect to each such Employee Benefit Plan which is an Employee Welfare Benefit Plan.

                      (C) All contributions (including all employer contributions and employee salary reduction contributions) which are due have been paid to each such Employee Benefit Plan which is an Employee Pension Benefit Plan and all contributions for any period ending on or before the Closing Date which are not yet due have been paid to each such Employee Pension Benefit Plan or accrued in accordance with the past custom and practice of Seller. All premiums or other payments for all periods ending on or before the Closing Date have been paid with respect to each such Employee Benefit Plan which is an Employee Welfare Benefit Plan.

                      (D) Each such Employee Benefit Plan which is an Employee Pension Benefit Plan meets the requirements of a "qualified plan" under Code Section 401(a) and has received all required favorable determination letters from the Internal Revenue Service.

                      (E) The market value of assets under each such Employee Benefit Plan which is an Employee Pension Benefit Plan equals or exceeds the present value of all vested and nonvested liabilities thereunder determined in accordance with PBGC methods, factors, and assumptions applicable to an Employee Pension Benefit Plan terminating on the date for determination.

                      (F) Seller has attached to Schedule 17.19 hereto correct
                                                 --------------
          and complete copies of the plan documents and summary plan descriptions, the most recent determination letter received from the Internal Revenue Service, the most recent Form 5500 Annual Report, and all related trust agreements, insurance contracts, and other funding agreements which implement each such Employee Benefit Plan.

               (ii) With respect to each Employee Benefit Plan that Seller maintains or ever has maintained or to which it contributes, ever has contributed, or ever has been required to contribute:

                      (A) No such Employee Benefit Plan which is an Employee Pension Benefit Plan has been the subject of any event as to which notices would be required to be filed with the PBGC (each, a "Reportable Event"). No proceeding by the PBGC to terminate any such Employee Pension Benefit Plan has been instituted or, to the knowledge of any of Seller and the directors and officers (and employees with responsibility for employee benefits matters) of Seller, threatened.

                      (B) There have been no Prohibited Transactions with respect to any such Employee Benefit Plan. No fiduciary has any liability for breach of fiduciary duty or any other failure to act or comply in connection with the administration or investment of the assets of any such Employee Benefit Plan. No action, suit, proceeding, hearing, or investigation with respect, to the administration or the investment of the assets of any such Employee Benefit Plan (other than routine claims for benefits) is pending or, to the knowledge of any of Seller and the directors and officers (and employees with responsibility for employee benefits matters) of Seller, threatened. None of the Seller and the directors and officers (and employees with responsibility for employee benefits matters) of Seller has any knowledge of any basis for any such action, suit, proceeding, hearing, or investigation.

                      (C) Seller has not incurred, and none of Seller and the directors and officers (and employees with responsibility for employee benefits matters) of Seller has any reason to expect that Seller will incur, any liability to the PBGC (other than PBGC premium payments) or otherwise under Title IV of ERISA (including any withdrawal Liability) or under the Code with respect to any such Employee Benefit Plan which is an Employee Pension Benefit Plan.

               (iii) Seller does not contribute to, never has contributed to, or never has been required to contribute to any Multiemployer Plan or has any liability (including withdrawal liability) under any Multiemployer Plan.

          (iv) Seller never has maintained, never has contributed to, or never has been required to contribute to any Employee Welfare Benefit Plan providing medical, health, or life insurance or other welfare-type benefits for current or future retired or terminated employees, their spouses, or their dependents (other than in accordance with Code Section 4980B).

           (v) For purposes of this Section 17, the following definitions shall apply:

     "Employee Benefit Plan" means any (a) nonqualified deferred compensation or
      ---------------------
retirement plan or arrangement which is an Employee Pension Benefit Plan, (b) qualified defined contribution retirement plan or arrangement which is an Employee Pension Benefit Plan, (c) qualified defined benefit retirement plan or arrangement which is an Employee Pension Benefit Plan (including any Multiemployer Plan), or (d) Employee Welfare Benefit Plan or material fringe benefit plan or program.

     "Employee Pension Benefit Plan" has the meaning set forth in ERISA Section
      -----------------------------
3(2).

     "Employee Welfare Benefit Plan" has the meaning set forth in ERISA Section
      -----------------------------
3(1).

     "ERISA" means the Employee Retirement Income Security Act of 1974, as
      -----
amended.

     "Prohibited Transactions" shall mean any transaction or event treated as a
      -----------------------
prohibited transaction under or as defined in Code Section 4975 or ERISA Section 406.

     "PBGC" means the Pension Benefit Guaranty Corporation, or any successor
      ----
thereto.

     "Multiemployer Plan" shall have the meaning set forth in ERISA Section
      ------------------
3(37).

          17.20.  Guaranties.  Seller is not a guarantor of and is not otherwise
                  ----------
liable for any Liability or obligation (including indebtedness) of any other person or entity.

          17.21.  Environment, Health, and Safety.
                  -------------------------------

                  (i) To the best knowledge of Seller and Santini, Seller has complied with all Environmental, Health, and Safety Laws, and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, or notice has been filed or commenced against Seller alleging any failure so to comply. Without limiting the generality of the preceding sentence, to the best knowledge of Seller and Santini, Seller has obtained and been in compliance with all of the terms and conditions of all permits, licenses, and other authorizations which are required under, and has complied with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules, and timetables which are contained in, all Environmental, Health, and Safety Laws.

                  (ii) To the best knowledge of Seller and Santini after due diligence and investigation, Seller has not handled or disposed of any substance, arranged for the disposal of any substance, exposed any employee or other individual to any substance or condition, or owned or operated any property or facility in any manner that could form the basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against Seller giving rise to any liability) for damage to any site, location, or body of water (surface or subsurface), for any illness of or personal injury to any employee or other individual, or for any reason under any Environmental, Health, and Safety Law.

          (iii) To the best knowledge of Seller and Santini, no predecessor or affiliate of Seller has handled or disposed of any substance, arranged for the disposal of any substance, exposed any employee or other individual to any substance or condition, or owned or operated any property or facility in any manner that could form the basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against Seller giving rise to any liability) for damage to any site, location, or body of water (surface or subsurface), for any illness of or personal injury to any employee or other individual, or for any reason under any Environmental, Health, and Safety Law.

          (iv) Except as set forth on Schedule 17.21 hereto, all properties and equipment used in the business of Seller, its predecessors and affiliates, have been free of asbestos, PCB's, methylene chloride, trichloroethylene, 1,2-trans-dichloroethylene, dioxins dibenzofurans, and other hazardous substances or wastes regulated under any Environmental, Health and Safety Laws.

          (v) For purposes of this Agreement, the term "Environmental, Health and Safety Laws" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Resource Conservation and Recovery Act of 1976, and the Occupational Safety and Health Act of 1970, each as amended, together with all other laws (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges thereunder) of federal, state, local, and foreign governments (and all agencies thereof) concerning pollution or protection of the environment, public health and safety, or employee health and safety, including laws relating to emissions, discharges, releases, or threatened releases of pollutants, contaminants, or chemical, industrial, hazardous, or toxic materials or wastes into ambient air, surface water, ground water, or lands or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants, or chemical, industrial, hazardous, or toxic materials or wastes.

          17.22.  Certain Business Relationships with Santini.  Seller has not
                  -------------------------------------------
been involved in any business arrangement or relationship with Santini within the past 12 months, and Santini does not own any asset, tangible or intangible, which is used in the business of Seller.

          17.23.  Disclosure.  Neither this Agreement nor any other document,
                  ----------
certificate or statement furnished to Purchaser by or on behalf of Seller or Santini in connection with the transactions contemplated hereby contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading; and there is no fact which materially adversely affects, or in the future may (so far as Seller or Santini can now reasonably foresee) materially adversely affect the assets, business, operations or prospects of Seller which has not been set forth herein or in a schedule or statement furnished to Purchaser.

     18.   Representations and Warranties of Purchaser.  Purchaser represents
           -------------------------------------------
and warrants to Seller and Santini that, as of the Closing Date:

           18.1.  Corporate Organization, Power, Good Standing.  Purchaser is a
                  --------------------------------------------
corporation duly organized, validly existing and in good standing under the laws of Illinois. Purchaser is qualified to do business and is in good standing as a foreign corporation in each jurisdiction where it is required to be so qualified. Purchaser has the corporate power to enter into and perform its obligations under this Agreement.

          18.2.   Ownership.  All of Purchaser's issued and outstanding stock is
                  ---------
owned by Argosy International, Inc., an Illinois corporation ("Argosy"). All of Argosy's issued and outstanding stock is owned by AEC. All of AECs issued and outstanding stock is owned by Michael C. Markovitz, Ph.D.

          18.3.   Authorization.  The execution, delivery and performance of
                  -------------
this Agreement by Purchaser and the consummation of the transactions contemplated hereby have been duly authorized and approved by all requisite corporate action on the part of Purchaser and no other corporate action on the part of Purchaser and no other corporate proceedings are necessary to authorize and approve this Agreement and the transactions contemplated hereby, and to make this Agreement valid and binding upon and enforceable against Purchaser in accordance with the terms hereof or to carry out the transactions contemplated hereby. Purchaser shall deliver to Seller on or before the Closing Date certified copies of directors and shareholders resolutions authorizing and approving the transactions contemplated hereby.

          18.4.   Execution; Delivery; Binding Effect.  This Agreement has been
                  -----------------------------------
duly executed and delivered by Purchaser and constitutes the legal, valid and binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms.

          18.5.   No Conflicts.  The execution, delivery and performance by
                  ------------
Purchaser of this Agreement and the consummation of the transactions contemplated hereby will not:

                  18.5.1. violate any provision of law, rule, regulation, order, judgment or decree of any governmental, administrative or judicial authorities applicable to Purchaser;

                  18.5.2. require any consent or approval of, filing of notice to, any governmental or regulatory authority under any provision of law applicable to Purchaser;

                  18.5.3. violate any provision of the Articles of Incorporation or Bylaws of Purchaser; or

                  18.5.4. require any consent (other than consents that have been obtained), approval or notice under, or conflict with, or result in the breach or termination of, or constitute a default under any indenture, mortgage, deed of trust, lease, license, franchise, contract, agreement, or other instrument to which Purchaser is a party or by which it or any of its assets are bound or encumbered.

          18.6.   Brokers and Finders.  Neither Purchaser, AEC, or any person
                  -------------------
acting on behalf of Purchaser or AEC, has employed any broker, agent or finder or incurred any liability for any broker's fees, agent's commissions, finder's fees or similar payments in connection with the transactions contemplated hereby.

          18.7.   Disclosure.  Neither this Agreement nor any other document,
                  ----------
certificate or statement furnished to Seller by or on behalf of Purchaser in connection with the transactions contemplated hereby contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading.

     19.  Contingencies to Closing.  The Closing of the transactions
          ------------------------
contemplated by this Agreement is subject to and conditioned on the satisfaction of all the following conditions on or before the Closing Date, unless waived by the appropriate party:

          19.1.  Other Agreements and Documents.  The execution and delivery of
                 ------------------------------
this Agreement.

          19.2.  Corporate Resolutions.  The delivery by Seller to Purchaser,
                 ---------------------
and by Purchaser to Seller, of certified copies of directors and shareholders resolutions of Seller and Purchaser authorizing and approving the transactions contemplated hereby.

           19.3. Deliveries At Closing.  The delivery of all the items required
                 ---------------------
to be delivered at or before the Closing.

          19.4.  No Litigation.  There shall not be any litigation or
                 -------------
proceeding to restrain or invalidate the consummation of the transactions contemplated hereby the defense of such involves either expense or lapse or time that would be materially adverse to the interests of any party.

          19.5.  Additional Conditions Precedent to Purchaser's Obligation to
                 ------------------------------------------------------------
Close.  Without limiting the foregoing, the obligations of Purchaser under this
-----
Agreement are subject to the satisfaction, at or prior to the Closing, of each of the following conditions (the fulfillment of any of which may be waived in writing by Purchaser):

                 19.5.1. The representations, warranties and covenants of Seller and Santini contained in this Agreement shall not only have been true and complete in all material respects as of the date of this Agreement and when made, but shall also be true and complete in all material respects as though again made on the Closing Date, except to the extent that they are incorrect as of the Closing Date by reason of events occurring after the date of this Agreement in compliance with the terms hereof which have been disclosed in writing to Purchaser and written consent to which has been given by Purchaser.

                 19.5.2. Each of Santini and Seller shall have performed and complied with all agreements, covenants and conditions required by this Agreement to be performed and complied with by each of them at or prior to the Closing.

                 19.5.3. Purchaser shall have received a certificate executed by the Secretary of State of the State of California dated as of a recent date certifying that Seller is a corporation in good standing under the laws of the State of California.

                 19.5.4. Since the date of execution of this Agreement, there shall have been no change having a Material Adverse Effect on the financial condition, business, properties, operations or prospects of Seller.

                 19.5.5. All actions, proceedings, instruments, agreements and documents required to carry out the transactions contemplated by this Agreement or incidental thereto and all other related legal matters shall have been reasonably satisfactory to Purchaser, which shall have been furnished with such copies (certified if requested) of all such actions, proceedings, instruments, agreements and documents as it shall have reasonably requested.

                 19.5.6. Purchaser's having completed its due diligence investigation, with the results being satisfactory to Purchaser, in its sole and absolute discretion.

     20.   Name Change.  Seller agrees that, immediately after the Closing, it
           -----------
will formally and officially change its name to "Advanced Commercial Graphics." In furtherance thereof, Seller will prepare, execute and provide copies to Purchaser at the Closing, all documents necessary to implement the name change, including all documents required to be filed with the California Secretary of State to effectuate the name change. Seller will immediately file with the California Secretary of State all of such documents as may be necessary to change Seller's name to "Advanced Commercial Graphics," and thereafter, provide certified copies of documents evidencing the name change to Purchaser.

     21.   Employees.
           ---------

           21.1.   Employees of Business.  Schedule 21.1(a) attached hereto and
                   ---------------------   ----------------
incorporated by reference is a true and accurate list of the employees of the Business as of July 24. 1997. Seller and Santini shall use commercially reasonable efforts to retain the employees listed on Schedule 21.1(a) attached
                                                     ----------------
as employees of the Business and shall not terminate any such employee except for cause. Schedule 21.1(b) to be prepared on or immediately after the Closing
           ----------------                                            -------
Date and to be attached hereto and incorporated herein by reference shall be a
----
true and accurate list of the employees (the "Employees") of the Business as of the Closing Date.

           21.2.   Discretionary Employment by Purchaser.  In its sole judgment
                   -------------------------------------
and discretion, Purchaser may offer employment to and may hire any or all of the Employees. Purchaser shall have no duty or obligation to hire any Employee.

           21.3.   Nonsolicitation.  In recognition of the irreparable harm that
                   ---------------
may or will be caused to the Business, Seller and Santini agree that neither they, individually or collectively, nor any business, partnership, corporation, joint venture or other entity with which either is indirectly or indirectly involved, employed by, or a beneficial owner of or participant in, will hire or attempt to hire or engage or attempt to engage or lure away, directly or indirectly, from Purchaser any of the Employees, or otherwise cause or encourage any Employee to leave the Business on or after the

Closing Date, except Robin Lerner, Richard Santini, Kenneth Santini, Douglas Dewar and Van Tran. The agreement set forth in this Section 21.3 shall expire ten (10) years after the Closing Date.

           21.4.   Liquidated Damages.  The parties acknowledge and agree that:
                   ------------------
(a) it would be impractical or extremely difficult to determine Purchaser's damages in the event of a breach by Seller and/or Santini of Section 21.3 above; and (b) taking into account all the circumstances existing on the date of this Agreement, the sum of Two Hundred Fifty Thousand and 00/100 Dollars ($250,000.00) per occurrence is a reasonable estimate of Purchaser's actual damages in such event. Consequently, in the event of a breach by Seller and/or Santini of Section 21.3 above, Purchaser shall be entitled to liquidated damages in the sum of Two Hundred Fifty Thousand and 00/100 Dollars ($250,000.00) per occurrence. Purchaser and its successors and permitted assigns shall also be entitled to seek specific performance and injunctive relief to prevent further breaches of Section 21.3 above by Seller and/or Santini.

     22.   Non-Solicitation of Other Offers.  During the period beginning April
           --------------------------------
1, 1997 and ending on the Closing Date, Seller and Santini each agree to not conduct any other sale negotiations, accept any letters of intent negotiating a sale, merger, exchange or other transaction involving the Seller or Santini's interest in the Seller, or conduct their affairs in a way to indicate their interest in negotiating a sale of the Business to any other potential buyer or entity. Seller and Santini agree to promptly notify Purchaser of any unsolicited offer.

     23.   Records.  Notwithstanding anything to the contrary in this Agreement,
           -------
Seller shall retain any and all records and documents deemed reasonably necessary by Seller to prepare tax returns, financial statements, respond to governmental authorities or other third parties, and wind up all matters related to the Business so long as Seller maintains the confidentiality of all such items. Seller shall provide copies of or access to such records and documents to Purchaser, as determined by mutual agreement of Seller and Purchaser. Seller shall have the right of access to and the right to copy, at Seller's expense, any records not retained by Seller, for the sole purpose of responding to inquiries, audits, examinations or litigation initiated by tax authorities, other governmental authorities or other third parties.

     24.   Indemnifications.
           -----------------

           24.1.   Indemnification By Seller and Santini.  Seller and Santini,
                   -------------------------------------
jointly and severally, shall save, defend and indemnify Purchaser and Purchaser's officers, directors, employees, agents and representatives against, and hold Purchaser and Purchaser's officers, directors, employees, agents and representatives harmless from, any and all claims, demands, damages, debts, liabilities, obligations, actions, costs and expenses (including without limitation, attorneys' fees and costs, court costs and costs of appeal), of every kind nature and description whatsoever, absolute, fixed or contingent, relating or attributable to, which arise out of or result from:

                   24.1.1. Any failure of Seller to pay, discharge or comply with any debt, obligation, liability or commitment other than an Assumed Liability pursuant to the terms thereof;

                   24.1.2. Any inaccuracy in, or breach of, any representation, warranty, covenant or agreement made by Seller or Santini in this Agreement, the Exhibits hereto or any executed document or paper prepared by Seller or Santini or delivered in connection with the transactions contemplated hereby;

                   24.1.3. Any failure of Seller duly to perform or observe any term, provision, covenant, agreement or condition hereunder on the part of Seller to be performed or observed;

                   24.1.4. Any claim, litigation or other action of any nature arising out of any action or inaction of Seller prior to the Closing Date;

                   24.1.5. Any claim of any employee of Seller, or of any other person, arising out of or relating to any employee stock option, bonus, retirement, medical, profit sharing, pension or other similar plan of Seller or the operation or termination of such plan, to the extent relating or attributable to periods ending before the Closing Date; and

                   24.1.6. Any action, suit, proceeding, assessment or judgment arising out of or incident to any of the matters indemnified against by Seller or Santini under this Agreement.

          24.2.    Indemnification By Purchase. Purchaser shall save, defend and
                   ---------------------------
indemnify Seller and Santini and Seller's officers, directors, employees, agents and representatives against, and hold Seller and Santini and Seller's officers, directors, employees, agents and representatives harmless from, any and all claims, demands, damages, debts, liabilities, obligations, actions, costs and expenses (including without limitation, attorneys' fees and costs, court costs and costs of appeal), of every kind, nature and description whatsoever, absolute. fixed or contingent, relating or attributable to, which arise out of or result from:

                   24.2.1. Any failure of Purchaser to timely pay, discharge, satisfy or comply with an Assurned Liability assumed by Purchaser according to such liability's terms, except for liabilities attributable to Seller's asserted breach of a representation, warranty, covenant or obligation of Seller;

                   24.2.2.   Any inaccuracy in, or breach of, any
representation, warranty, covenant or agreement made by Purchaser in this Agreement, the Exhibits hereto or any executed document or paper prepared by Purchaser and delivered in connection with the transactions contemplated hereby;

                   24.2.3. Any failure of Purchaser to timely pay, discharge or comply with any liability, debt or obligation incurred by Purchaser on or after the Closing Date;

                   24.2.4. Any failure of Purchaser to make when due any payment required under this Agreement, except with respect to any asserted offset rights, or duly to perform or observe any term, provision, covenant, agreement or condition hereunder on the part of Purchaser to be performed or observed;

                   24.2.5. Any claim, litigation or other action of any nature arising out of any action or inaction of Purchaser or Purchaser's officers, directors, employees, agents, or representatives before, on or after the Closing Date;

                   24.2.6. Purchaser's operation of the Business on and after the Closing Date; and

                   24.2.7. Any action, suit, proceeding, assessment or judgment arising out of or incident to any of the matters indemnified against by Purchaser, under this Agreement.

          24.3.    Claims For Indemnification.  Whenever any claim shall arise
                   --------------------------
for indemnification under this Section 24, the party or parties entitled to indemnification (individually and collectively, the "Indemnified Party") shall notify the party or parties against whom indemnification is sought (individually and collectively, the "Indemnifying Party") in writing of the claim. Such written notice shall specify all material facts known to the Indemnified Party giving rise to the indemnification right and the amount, or an estimate thereof, of the expense or liability incurred or expected to be incurred by the Indemnified Party. The right to indemnification hereunder and the amount thereof (but not an estimate of the amount thereof) as set forth in the written notice shall be deemed agreed to by the Indemnifying Party unless, within thirty
(30) days after the receipt of such notice, the Indemnified Party is notified in writing that the Indemnifying Party disputes the right to indemnification and/or the amount thereof.

          24.4.    Right to Defend Third-Party Claims.  If the claim for
                   ----------------------------------
indemnification involves any actual, threatened or potential claim or demand by any third party against the Indemnified Party (a "Third-Party Claim"), the Indemnifying Party may, at its option, elect to undertake full responsibility for the defense of the Third-Party Claim and may contest or settle the Third-Party Claim on such terms as the Indemnifying Party may determine in its sole discretion. If the Indemnifying Party elects to undertake full responsibility for the defense of the Third-Party Claim, the Indemnifying Party shall be responsible and liable for all costs and expenses of such defense and settlement, and shall be responsible and liable for any judgment rendered by the court in favor of the Third Party against the Indemnified Party. If the Indemnifying Party does not elect to undertake full responsibility for the defense of the Third-Party Claim, the Indemnifying Party at its own expense may nevertheless participate with the Indemnified Party in the defense of the Third-Party Claim and in any and all settlement negotiations relating thereto. The Indemnified Party and the Indemnifying Party shall cooperate with respect to the defense and negotiation of any settlement of the Third-Party Claim, and the Indemnified Party shall not settle the Third-Party Claim without the concurrence of the Indemnifying Party. Any such participation shall not relieve the Indemnifying Party of its indemnification obligations under this Section 24.

          24.5.    Cooperation.  The parties shall execute and deliver such
                   -----------
powers of attorney and other documents as may be reasonably necessary or appropriate to permit participation of counsel selected by any party in any and all relevant proceedings. Each party shall provide access to the other party or parties and their respective counsel, accountants and other representatives and advisors during regular business hours to all books, records, documents, papers, materials, personnel, agreements, contracts and any and all relevant business records as may reasonably be necessary to defend and/or settle any claims under this Section 24.

          24.6.    Duration. The indemnification rights of the parties hereunder
                   --------
shall survive the Closing Date for a period of eleven (11) years; provided, however, that any indemnification right related to federal, state or local taxes shall survive the Closing Date for a period of one hundred twenty (120) days after the last date on which such tax claim may be asserted by the relevant taxing authority. The expiration of the indemnification rights as herein provided shall not affect claims for indemnification pending on the date of such expiration. Such pending claims shall remain valid and enforceable.

          24.7.    Payment.  Except as provided in Section 24.8 below, the
                   -------
Indemnifying Party shall promptly pay to the Indemnified Party the amount of the indemnification required by this Section 24.

          24.8.    Offset. The Indemnifying Party shall have the right to offset
                   ------
any amounts payable to the Indemnifying Party by the Indemnified Party under this Section 24 against any amounts payable by the Indemnifying Party to the Indemnified Party under this Section 24. Such right of offset shall be exercised by written notice sent by certified or registered mail to the Indemnified Party. The notice shall be given in accordance with the notice provisions of this Agreement and shall state the amount of the offset and the payment or payments that are being offset. If not disputed in writing sent by certified or registered mail by the Indemnified Party within fourteen (14) days of the effective date of such notice, the offset shall be final and deemed agreed to by both Parties. If the Indemnified Party disputes such offset within such fourteen
(14) day period then, within ten 10) days after the Indemnified Party gives notice that it disputes the offset, the dispute shall be referred to binding arbitration. The arbitration shall be conducted before a single arbitrator pursuant to the provisions of Section 26.2 below except that the decision of the arbitrator shall be conclusive and binding on, and non-appealable by, the Parties. During the pendency of such dispute, the Indemnifying Party shall pay the disputed amount into an escrow account governed by the provisions of
Section 28 below. Notwithstanding the foregoing, any failure by the Indemnifying Party to make any such payment into the escrow account shall not preclude, or act as a condition precedent to, any arbitration or litigation between the Parties.

     25.   Termination.  This Agreement shall terminate on the first to occur
           -----------
of:

           25.1. If the transactions contemplated by this Agreement are not consummated on or before October 1, 1997.

           25.2. If any condition to Closing set forth in Section 19 above is not satisfied or waived on or before the Closing Date.

           25.3.  Mutual agreement of the parties.

           25.4. If, before the Closing Date, Purchaser determines in its sole discretion, that Purchaser's and AEC's due diligence investigation pursuant to
Section 15 above is not satisfactory to Purchaser.

     26.   Pre-Litigation Mediation and Non-Binding Arbitration of Disputes.
           ----------------------------------------------------------------

           26.1.   Mediation.  Except as provided in Section 26.3 below, any
                   ---------
dispute, controversy or claim relating to this Agreement, including but not limited to the interpretation thereof, or its breach or existence, which cannot be resolved amicably by Seller and Purchaser shall first be referred to mediation administered by the American Arbitration Association under its Commercial Mediation Rules, before resorting to arbitration or litigation. The mediation shall be conducted in Ventura County, California, or such other location as may be determined by mutual agreement of Seller and Purchaser. The mediation referral required hereunder shall occur as soon as it becomes clear that Seller and Purchaser cannot resolve the matter in dispute and the mediation shall be conducted as swiftly as is reasonably possible under the circumstances.

          26.2.   Non-Binding Arbitration.  Within ten (10) days or as soon as
                  -----------------------
reasonably feasible after mediation is completed, any unresolved controversy or claim arising out of or relating to this Agreement, or breach thereof, shall be referred to non-binding arbitration administered by the American Arbitration Association in accordance with its Commercial Arbitration Rules. The arbitration shall be conducted as swiftly as is reasonably possible under the circumstances. The arbitration shall be conducted before one neutral arbitrator to be selected in accordance with the Commercial Rules of the American Arbitration Association and shall proceed under the Expedited Procedures of said Rules, irrespective of the amount in dispute. The arbitration shall be held in Ventura County, California, unless Seller and Purchaser mutually agree upon another place. In its award, the arbitral authority shall fix and apportion the costs of arbitration. Except as provided in Section 26.3 below, no lawsuit shall be filed prior to the entry of a written award by the arbitral authority. The award of the arbitral authority shall be non-binding upon Seller and Purchaser. However, if after forty-five (45) days from the date of the award, no party files a separate lawsuit in a court of competent jurisdiction to resolve the dispute, controversy or claim, the award will become final and non-appealable and the award may be enforced by any court having jurisdiction over the party against which the award has been rendered or where assets of the party against which the award has been rendered can be located.

          26.3.   Exceptions to Mediation/Arbitration.  Notwithstanding Sections
                  -----------------------------------
26.1 and 26.2 above, Purchaser shall be permitted to seek specific performance or injunctive relief in a court of competent jurisdiction for any breach of
Section 12 (regarding agreement not to compete) or Section 21.3 (dealing with Nonsolicitation) without submitting the dispute to mediation and arbitration.

     27.  Venue.  Subject to Section 26 above, the parties hereby stipulate and
          -----
agree that venue for any litigation involving this Agreement shall be in Ventura County, California. The parties hereby stipulate and consent to the jurisdiction of the Ventura County Superior Court with respect to any such litigation. Purchaser hereby waives its right to assert diversity jurisdiction and its right to file any lawsuit in or have a lawsuit removed to federal court.

     28.  Escrow.  The escrow account required by Section 24 above shall be
          ------
governed by this Section 28.

          28.1    Escrow Agent.  The escrowholder (the "Escrow Agent") shall be
                  ------------
Frederick P. Muller, Inc., a California professional law corporation.

          28.2.   Deposit.  Immediately after the Indemnified Party gives
                  -------
written notice to the Indemnifying Party disputing the asserted offset, the Indemnifying Party shall pay to the Escrow Agent an amount of money equal to the disputed offset. The Escrow Agent shall thereupon deposit such amount into an interest-bearing account (the "Escrow Account") subject to the terms of this Section 28.

          28.3.   Interest On Escrowed Funds.  All interest earned during any
                  --------------------------
calendar year on funds held in the Escrow Account shall be deemed for tax purposes to be earned by and taxable to the Indemnifying Party. In furtherance thereof, the Escrow Agent shall issue to the Indemnifying Party a Form 1099-INT with respect to such calendar year in the amount of such interest. Notwithstanding the foregoing, any such interest on funds that are paid out of the Escrow Account to the Indemnified Party during such year pursuant to the provisions of Section 28.4 below shall be deemed to be earned by and taxable to the Indemnified Party and the Escrow Agent shall issue to the Indemnified Party a Form 1099-INT in the amount of such interest.

          28.4.   Release of Funds.  The Escrow Agent shall not pay to any
                  ----------------
person any amount held by the Escrow Agent hereunder or release any funds from the Escrow Account except (a) upon the joint agreement and written direction of the Indemnified Party and the Indemnifying Party, or (b) as directed in writing by the arbitrator in furtherance of the arbitrator's decision with respect to the disputed offset pursuant to the binding arbitration required by Section 24.8 above. Interest shall be paid out of the Escrow Account in proportion to principal.

          28.5.   Costs and Expenses.  All costs and expenses of the Escrow
                  ------------------
Agent and the Escrow Account shall be borne and paid solely by Seller and Santini.

          28.6.   Successor Escrow Agent.  In the event the Escrow Agent resigns
                  ----------------------
as escrow agent, or the Escrow Agent is, for whatever reason, unable to serve as escrow agent hereunder, the Indemnifying Party and the Indemnified Party shall mutually agree on and appoint a new Escrow Agent. Such new Escrow Agent shall succeed to any funds then held in the Escrow Account and shall agree to be bound by the terms of this Section 28.

          28.7.   Indemnification.  Seller and Santini shall indemnify the
                  ---------------
Escrow Agent and the Escrow Agent's officers, directors and employees against, and hold the Escrow Agent and the Escrow Agent's officers, directors and employees harmless from, all costs and expenses incurred by the Escrow Agent in furtherance of its duties and obligations hereunder, except for the Escrow Agent's fraud, willful neglect or gross negligence.

     29.  WAIVER OF JURY TRIAL.  EACH PARTY HERETO HEREBY VOLUNTARILY AND
          --------------------
KNOWINGLY WAIVES ANY RIGHT ANY OF THEM MAY HAVE TO SEEK A JURY TRIAL IN ANY LAWSUIT, PROCEEDING, COUNTERCLAIM OR ANY OTHER LITIGATION PROCEDURE BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY RELATED INSTRUMENT OR AGREEMENT.

     30.  Miscellaneous.
          -------------

          30.1.   Modification, Amendment or Waiver.  This Agreement may not be
                  ---------------------------------
amended, supplemented or otherwise modified, and none of its terms may be waived, unless such amendment, supplement, modification or waiver is in writing and executed by the party or parties to be bound thereby. The failure of any party at any time or times to require performance of any provision hereof shall not affect the right of such party at a later time to enforce the same, and no waiver of any term or provision hereof on any one occasion shall be deemed to be a waiver of the same or any other provision hereof at any subsequent time or times.

          30.2.   Notices.  Any notices or other communication required or
                  -------
permitted hereunder must be in writing and shall be deemed given on the date that the same shall have been cabled or telegraphed, sent by telecopier or other facsimile equipment, delivered personally via messenger or overnight carrier, or 48 hours after deposit in the United States mail, mailed by certified or registered mail, postage prepaid, return receipt requested. and duly addressed to the party to be notified:

          Purchaser:        Academic Review, Inc.
          ---------
                            Two First National Plaza
                            20 South Clark Street
                            Chicago, IL 60603
                            Attn:  Michael C. Markovitz, Chairman

                            with a copy to:

                            Roberta Colton, Esq.
                            Trenam, Kemker, et al.
                            101 E. Kennedy Boulevard
                            Suite 2700
                            Tampa, FL 33602

          Seller:           Academic Review, Inc.
          ------
                            5126 Ralston Street
                            Ventura, CA 93003
                            Attn:  Steven H. Santini, President

          Santini:          Steven H. Santini
          -------
                            242 Lincoln Drive
                            Ventura, CA 93001

     Any party may change tile person or address to which any notice or other communication is to be sent by giving written notice thereof in the manner provided herein.

          30.3.   Binding Effect; Assignment.  This Agreement shall be binding
                  --------------------------
upon, and shall inure to the benefit of and be enforceable by, the parties hereto, and their respective heirs, successors, assigns and legal representatives; provided, however, that no assignment of any rights or delegation of any obligations provided for herein may be made by any party hereto without the prior written consent of the other parties, which consent shall not be unreasonably withheld.

          30.4.   Entire Agreement.  This Agreement (together with all Exhibits,
                  ----------------
certificates, documents, agreements and instruments executed or furnished in connection herewith) contains the entire agreement among the parties with respect to the subject matter hereof, and supersedes any and all prior or contemporaneous written or oral negotiations, agreements, discussions and representations of the parties with respect to such subject matter. More specifically, but not in limitation of the foregoing, this Agreement revokes and supersedes that certain Agreement to Purchase Assets dated as of April 29, 1997, by and among the parties.

          30.5.   Governing Law.  This Aereement shall be governed by, and
                  -------------
construed and enforced in accordance with, the laws of the State of Illinois.

          30.6.   Severability.  If any provision or covenant of this Agreement,
                  ------------
or any portion of any provision or covenant, shall be deemed invalid, unreasonable, arbitrary or against public policy, then such portion of such provision or covenant shall be considered divisible both as to time, geographical area and amount and a lesser period, geographical area or amount may be enforced. The parties agree that this Agreement shall be interpreted in such a manner as to give effect, as far as possible, to the intent of the parties as set forth herein. Any such invalid or unenforceable provision or covenant shall not affect the enforceability and validity of the remaining provisions and covenants hereof.

          30.7.   Attorneys' Fees.  If any legal action or other proceeding is
                  ---------------
brought for the enforcement of this Agreement, or because of an alleged dispute, breach, default or misrepresentation in connection with any of the provisions of this Agreement, the prevailing party shall be entitled to recover reasonable attorneys' fees and other costs incurred in that action or proceeding, in addition to any other relief to which it may be entitled.

          30.8.   Headings.  The headings in this Agreement are intended solely
                  --------
for convenience of reference and shall be given no effect in the construction or interpretation of this Agreement.

          30.9.   Counterparts.  This Agreement may be executed in counterparts,
                  ------------
each of which shall be deemed an original, but all of which shall constitute the same agreement.

          30.10.  Facsimile Signatures.  A signature that is transmitted by
                  --------------------
telecopier or other facsimile equipment shall be deemed an original signature.

          30.11.  Gender, Number, Etc.  As used herein, the masculine, feminine
                  --------------------
or neuter gender and the singular and plural number or tense each shall be deemed to include the others whenever the context so indicates.

     IN WITNESS WHEREOF, the parties have executed this Agreement on the date or dates set forth below.

                                            ACADEMIC REVIEW, INC., an Illinois
                                            Corporation

Date:___________________________, 1997      By_________________________________
                                                MICHAEL C. MARKOVITZ, Ph.D.
                                                 President and Chairman


                                            ACADEMIC REVIEW, INC., a California
                                            corporation

Date:             8/26          , 1997      By  /s/ Steven H. Santini
      --------------------------               ---------------------------------
                                                STEVEN H.. SANTINI, President

Date:             8/26          , 1997      By  /s/ Steven H. Santini
      --------------------------               ---------------------------------
                                                STEVEN H. SANTINI

The undersigned executed and joins in this Agreement in its capacity as Escrow Agent pursuant to Sections 7.3 and 28 hereof solely for purposes of such Sections 7.3 and 28.

                                            FREDERICK P. MULLER, INC.

                                            BY:_________________________________
                                            ITS:   President
                                                 -------------------------------